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                                                                     EXHIBIT 3.4

                     CERTIFICATE AS TO AMENDMENT OF BYLAWS
                                       OF
                             INFOMED HOLDINGS, INC.

     I, Barrett C. O'Donnell, as President of InfoMed Holdings, Inc., a Delaware corporation (the "Corporation"), do hereby certify that attached hereto is a true and correct copy of the resolution of the Board of Directors of the Corporation, dated as of October 4, 1996, amending the Bylaws of the Corporation as set forth therein, and that the amendment has not been modified, amended or rescinded, but remains in full force and effect on the date hereof.

     IN WITNESS WHEREOF, I have executed and delivered this Certificate this 4th day of October, 1996.

                                          By:    /s/ BARRETT C. O'DONNELL
                                            ------------------------------------
                                                    Barrett C. O'Donnell
                                                         President

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                            INFORMED HOLDINGS, INC.
                         BOARD OF DIRECTORS RESOLUTIONS

                           ADOPTED:  OCTOBER 4, 1996

RESOLVED, that the Bylaws shall be amended by deleting Article IV in its entirety and substituting in lieu of Article IV the following:

                                  "ARTICLE IV

                                    Officers

        Section 4.1     Generally.      The officers of the Corporation shall
be a Chairman, one or more Vice Chairmen, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such additional officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of
Section 4.11 of this Article IV. The Chairman, one or more Vice Chairmen, the Chief Executive Officer, the Chief Operating Officer, the President, one or more Vice Presidents, the Secretary and the Treasurer, shall be elected by the Board of Directors at its first meeting after each annual meeting of the shareholders. The failure to hold such election shall not of itself terminate the term of office of any officer. Any number of offices may be held simultaneously by the same person except that the person serving as Chief Financial Officer may not serve simultaneously as the Chief Executive Officer. The Chairman and any Vice Chairman shall be Directors of the Corporation. All other officers may, but need not, the Directors. Any officer may resign at any time upon written notice to the Corporation.

        Any officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

        Any vacancy caused by the death of any officer, his resignation, his removal, or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

        In addition to the powers and duties of the officers of the Corporation as set forth in these Bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.
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        Section 4.2  Powers and Duties of the Chairman. The Chairman shall preside at all meetings of the shareholders and of the Board of Directors at which he shall be present and shall have such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors.

        Section 4.3 Powers and Duties of the Vice Chairman. The Vice Chairman or Chairman shall have such powers and perform such duties as may from time to time be assigned by the Board of Directors or the Chairman. In the absence of the Chairman, the Vice Chairman (or if more than one, one of the Vice Chairmen as designated by the Board of Directors) shall preside at all meetings of the shareholders and the Board of Directors at which he shall be present.

        Section 4.4 Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general charge and control of all its business and affairs and shall perform all duties incident to the office of the Chief Executive Officer; he may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, notes and other evidence of indebtedness, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly excluded from the Chief Executive Officer and delegated to some other officer or agent of the Corporation by the Board of Directors. In the absence or disability of the Chairman and all Vice-Chairmen, the Chief Executive Officer shall preside at all meetings of the shareholders and shall have such other powers and perform such other duties as may from time to time be assigned by him by these Bylaws or by the Board of Directors.

        Section 4.5. Powers and Duties of the Chief Operating Officer. The Chief Operating Officer shall be the principal operating officer of the Corporation with authority as such, and at the request of the Chief Executive Officer or in his absence or disability to act, shall perform the duties and exercise the functions of the Chief Executive Officer, and when so acting shall have such other powers and perform such other duties as may from time to time be assigned to him by the Board of Directors or Chief Executive Officer.

        Section 4.6 Powers and Duties of the Chief Financial Officer. The Chief Financial Officer shall be the chief accounting officer of the Corporation, he shall see that the books of account and other accounting records of the Corporation are kept in proper form and accurately; and, in general, he shall perform all the duties incident to the office of Chief Financial Officer of the Corporation and such other duties as may be from time to time assigned to him by the Board of Directors or the Chief Executive Officer.

        Section 4.7 Powers and Duties of the President. The President shall act as a general executive officer of the Corporation and shall have such other powers
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and perform such other duties as may from time to time be assigned to him by these bylaws or by the Board of Directors or by the Chief Executive Officer.

     Section 4.8 Powers and Duties of the Vice President. Each Vice President shall perform all duties incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors or the Chief Executive Officer.

     Section 4.9 Powers and Duties of the Secretary. The Secretary shall keep the minutes of any meetings of the Board of Directors and the minutes of all meetings of the shareholders in books provided for that purpose; he shall attend to the giving or serving of all notices of the Corporation; he shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors or the Chief Executive Officer shall authorize and direct; he shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors or the Chief Executive Officer shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application, at the office of the Corporation during business hours; he shall be the custodian of the general books and records of the Corporation maintained in the ordinary course of business or otherwise; and he shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these Bylaws or the Board of Directors or the Chief Executive Officer.

    Section 4.10 Powers and Duties of the Treasurer. The Treasurer shall have custody of, and when proper shall pay out, disburse or otherwise dispose of, all funds and securities of the Corporation which may have come into his hands; he may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or depository or depositories as the Board of Directors may designate; he shall sign all receipts and vouchers for payments made to the Corporation kept for the purpose full and accurate accounts of all moneys received or paid or otherwise disposed of by him and whenever required by the Board of Directors or the Chief Executive Officer shall render statements of such accounts; and he shall perform all duties incident to the office of Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors or the Chief Executive Officer.

     Section 4.11 Additional Officers. The Board of Directors may from time to time elect such other officers (who may but need not be Directors), including Controllers, Assistant Treasurers, Assistant Secretaries and Assistant Financial Officers, as the Board may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them
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by the Board of Directors or the Chief Executive Officer.

        The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein assigned to the Treasurer; and may similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties herein assigned to the Secretary.

        Section 4.12 Giving of Bond by Officers. All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such amounts and with such conditions and security as the Board shall require.

        Section 4.13 Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meetings of shareholders of any corporation in which the Corporation may hold stock, and at any such meetings shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.

        Section 4.14 Compensation of Officers. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors."